SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2009

Adventure Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	333-154799	26-2317506
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

33 6th Street South, Suite 600, St Petersburg, FL 33701
 (Address of principle executive offices)

(727) 482-1505
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Richard A. Friedman, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant’s Certifying Accountant.

On July 28, 2009, Adventure Energy, Inc. (the “Company”) engaged Paula S. Morelli CPA P.C. (“Morelli”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2009. The engagement of Morelli was approved by the Company’s Board of Directors on July 28, 2009.

During the years ended December 31, 2008 and the subsequent interim period through July 28, 2009, the Company did not consult with Morelli regarding either:

 (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements and no written report was provided to the Company nor was oral advise provided that Morelli concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

 (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
.

SIGNATURE

 Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adventure Energy, Inc.

Date: August 3, 2009	By:	/s/ Wayne Anderson
Wayne Anderson
President